As filed with the Securities and Exchange Commission on October 14, 1999
===============================================================================

                                                 Registration No. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                         LASER-PACIFIC MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

                            809 N. Cahuenga Boulevard
                           Hollywood, California 90038
                                 (323) 462-6266
                    (Address of Principal Executive Offices)

    DELAWARE                                              95-3824617
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                          INCENTIVE STOCK OPTION PLAN,
            INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN (1997), and
               STOCK OPTION PLAN AND AGREEMENT WITH ROBERT McCLAIN
                            (Full title of the plan)

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                                 James R. Parks
                             Chief Executive Officer
                         Laser-Pacific Media Corporation
                            809 N. Cahuenga Boulevard
                           Hollywood, California 90038
                                 (323) 462-6266
                 (Name, address, zip code, and telephone number,
                   including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

------------------------------- --------------------- -------------------- -------------------- ---------------------

                                                       Proposed Maximum     Proposed Maximum
                                                      Offering Price Per   Aggregate Offering
  Title of Securities to be         Amount to be           Share(2)             Price(2)             Amount of
          Registered               Registered(1)                                                  Registration Fee
------------------------------- --------------------- -------------------- -------------------- ---------------------
------------------------------- --------------------- -------------------- -------------------- ---------------------

Common   Stock,    par   value
$0.0001 per share                    597,781(3)          $9.09375            $5,436,071               $1,511.23
------------------------------- --------------------- -------------------- -------------------- ---------------------

(1) There is also being  registered  hereunder such additional  shares as may he
issued   pursuant  to  the   anti-dilution   provisions  of  the  Incentive  and
Non-Qualified Stock Option Plan (1997).

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) and based on the average of the high and low prices of the Common Stock of Laser-Pacific Media Corporation as reported on October 13, 1999 on the Nasdaq Small Cap Market tier of the Nasdaq Stock Market.

     (3) Represents (a) 67,781 shares authorized under the Incentive Stock Option Plan, (b) an increase of 500,000 shares authorized for issuance under the Incentive and Non-Qualified Stock Option Plan (1997) and (c) 30,000 shares authorized under the Stock Option Plan and Agreement with Robert McClain.


















                                EXPLANATORY NOTE

This Registration Statement filed by Laser-Pacific Media Corporation (the "Company") pursuant to the Securities Act of 1933, as amended, relates to the registration of (a) 67,781 shares authorized under the Incentive Stock Option Plan; (b) an additional 500,000 shares of the Company's common stock, par value $0.0001 per share, issuable to officers, directors, key employees and consultants of the Company upon exercise of stock options pursuant to the Company's Incentive and Non-Qualified Stock Option Plan (1997) and (c) 30,000 shares issuable upon exercise of options granted pursuant to the Stock Option Plan and Agreement with Robert McClain dated November 21, 1995.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The Company's documents and public reports listed in Item 3 below, and all subsequent public reports, are and will be available to plan participants without charge, upon request to the Company, attention: James R. Parks, Chief Executive Officer, at 809 N. Cahuenga Boulevard, Hollywood, California 90038,
(323)462-6266.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

(a) The Company's annual report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 29, 1999.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1998.

(c)  The  description  of  the  Registrant's   Common  Stock  contained  in  the
     Registrant's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article V of the Company's Certificate of Incorporation currently provides that each director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper benefit. Article V of the Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by law, indemnify any person who is a party to any threatened or pending proceeding by reason of the fact that such person is or was an officer, director, employee or agent of the Company or was serving in such capacity at the request of the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4.1 Form of Common Stock Certificate, previously filed on June 7, 1991 with the Company's Registration Statement on Form S-1 (Registration No. 33-41085) and incorporated by reference herein

5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

23.1 Consent of KPMG Peat Marwick LLP

23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

24.1 Power of Attorney (contained on signature page hereto)

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 4th day of October, 1999.


                                            LASER-PACIFIC MEDIA CORPORATION


                                            By:    /s/ Robert McClain
                                                 ------------------------------
                                                    Robert McClain
                                                    Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert McClain and James R. Parks his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name and Signature                                 Title                                   Date
                                             Chairman of the Board and Chief Executive
            /s/ James R. Parks               Officer (Principal Executive Officer)             October 4, 1999
--------------------------------------------
              James R. Parks

            /s/ Emory M. Cohen               President, Chief Operating Officer and Director   October 4, 1999
--------------------------------------------
              Emory M. Cohen
                                             Vice President, Chief Financial Officer
            /s/ Robert McClain               (Principal Financial and Accounting Officer)      October 4, 1999
--------------------------------------------
              Robert McClain

           /s/ Thomas D. Gordon              Director                                          October 5, 1999
--------------------------------------------
             Thomas D. Gordon

           /s/ Ronald Zimmerman              Director                                          October 5, 1999
--------------------------------------------
             Ronald Zimmerman


                                                INDEX TO EXHIBITS

Exhibit No.       Description

     4.1          Form of  Common  Stock  Certificate,  previously  filed  on  June  7,  1991  with  the  Company's
                  Registration  Statement on Form S-1  (Registration  No.  33-41085) and  incorporated by reference herein

     5.1          Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

     23.1         Consent of KPMG LLP

     23.2         Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)

     24.1         Power of Attorney (contained on signature page hereto)


Exhibit 5.1
Gibson, Dunn & Crutcher LLP    Mailing Address:      4 Park Plaza
                                                     Irvine, California  92614

                               Telephone:            (949) 451-3800

                               Fax:                  (949) 451-4220

                                                     October 11, 1999

                                                     C 69118-00004
Laser-Pacific Media Corporation
809 N. Cahuenga Boulevard
Hollywood, CA  90038

         Re:      Registration Statement on Form S-8

Dear Sirs:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by you under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the offer and sale of (a) an additional 500,000 shares of the common stock, $0.0001 par value (the "Common Stock"), of Laser-Pacific Media Corporation, a Delaware corporation (the "Company"), authorized for issuance upon exercise of stock options to be granted under the Company's Incentive and Non-Qualified Stock Option Plan (1997), (b) 67,781 shares of Common Stock authorized for issuance upon exercise of stock options granted under the Incentive Stock Option Plan and (c) 30,000 shares authorized under the Stock Option Plan and Agreement with Robert McClain.

     The Company's Incentive and Non-Qualified Stock Option Plan (1997), Incentive Stock Option Plan and Stock Option Plan and Agreement with Robert McClain are referred to collectively herein as the "Plans" The Common Stock to be registered pursuant to the Registration Statement are referred to herein as the "Shares."

     For the purpose of rendering the opinions contained herein, we have examined copies of:

     (i)      The Registration Statement;

     (ii)     The Plans;

     (iii) The Company's certificate of incorporation and bylaws, each as amended to date; and the records of certain corporate proceedings and actions taken by the directors of the Company in connection with the offer and sale of the Shares; and

     (iv) Such other documents and agreements as we have deemed necessary or appropriate.

     In our examination of the foregoing, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of natural persons executing any of the foregoing documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of the originals of such latter agreements or documents.

     Based upon and subject to the foregoing, and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) the effectiveness of the Registration Statement pursuant to the Securities Act, it is our opinion that the issuance of the Shares has been duly authorized and that the Shares, when issued, delivered and paid for in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,



                                               /s/ GIBSON, DUNN & CRUTCHER LLP
                                               GIBSON, DUNN & CRUTCHER LLP

TDM/TJF

Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders:
Laser-Pacific Media Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of LaserPacific Media Corporation of our report dated March 4, 1999, relating to the consolidated balance sheets of Laser-Pacific Media Corporation and subsidiaries as of December 31, 1998, and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and related schedule, which report appears in the December 31, 1998, annual report on Form 10-K of Laser-Pacific Media Corporation.



/S/ KPMG LLP

Los Angeles, California
October 1, 1999